EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Brandes Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Brandes Investment Trust for the period ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Brandes Investment Trust for the stated period.

/s/ Jeff Busby	/s/ Gary Iwamura
Jeff Busby	Gary Iwamura
President, Brandes Investment Trust	Treasurer/Principal Financial Officer,
Brandes Investment Trust
Dated: 6/2/17

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Brandes Investment Trust for purposes of Section 18 of the Securities Exchange Act of 1934.